     As filed with the Securities and Exchange Commission on October , 1999

                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                ------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                ------------------------------------------------
                              BLACK BOX CORPORATION

           DELAWARE                                              95-3086563
   (State or jurisdiction of                                  (I.R.S. Employer
Incorporation or organization)                              Identification No.)

                                 1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                    (Address of principal executive offices)
                   -------------------------------------------

                              BLACK BOX CORPORATION
                            1999 EMPLOYEE STOCK PLAN
                            (Full title of the plan)

                   -------------------------------------------

ANNA M. BAIRD, CHIEF FINANCIAL OFFICER                  COPIES OF COMMUNICATIONS TO:
         BLACK BOX CORPORATION                             Ronald Basso, Esquire
            1000 PARK DRIVE                     Buchanan Ingersoll Professional Corporation
     LAWRENCE, PENNSYLVANIA 15055                            One Oxford Centre
(Name and address of agent for service)                 301 Grant Street, 20th Floor
             412-873-6788                                Pittsburgh, PA 15219-1410
(Telephone number of agent for service)                         412-562-8800

                   -------------------------------------------

                                       CALCULATION OF REGISTRATION FEE

------------------------------------ ---------------- ----------------- ------------------------ --------------------
                                                          PROPOSED
                                                          MAXIMUM          PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE        AMOUNT TO BE     OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
            REGISTERED                 REGISTERED        PER SHARE               PRICE            REGISTRATION FEE
------------------------------------ ---------------- ----------------- ------------------------ --------------------
           Common Stock
         (par value $.001                  2200           $50.1875            $110,412.50               $30.69
             per share)
                                     ---------------- ----------------- ------------------------ --------------------

------------------------------------ ---------------- ----------------- ------------------------ --------------------

TOTAL                                      2200                                                         $30.69
------------------------------------ ---------------- ----------------- ------------------------ --------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). In accordance with Rule 457(h), such price is the average of the high and low sale prices for the Common Stock as quoted on the Nasdaq National Market on October 19, 1999, as reported in The Wall Street Journal, Midwest Edition, on October 20, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement relates to the Black Box Corporation 1999 Employee Stock Plan (the "Plan"). Black Box Corporation is incorporated in the State of Delaware.

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         Black Box hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below. Black Box also incorporates all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregistered all securities then remaining unsold from the date of filing of such documents:

         (a) The latest annual report of Black Box filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the common stock of Black Box contained in Black Box's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation's Second Restated Certificate of Incorporation and Restated By-Laws, as amended, each provide, in part, that Black Box shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

         The Delaware General Corporation Law permits Delaware corporations to indemnify persons against all reasonable expenses incurred in the defense of any lawsuit to which they are made parties by reason of being directors, officers, employees or agents of the corporation, in cases of successful defense and against such expenses in other cases, subject to specified conditions and exclusions. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

         Pursuant to the Delaware General Corporation Law, Black Box's Second Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to Black Box or its stockholders, or
(ii) for acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title VIII of the Delaware General Corporation Law relating to the liability of directors for unlawful payment of dividends, stock purchase or redemption, or
(iv) for any transaction from which the director shall have derived an improper personal benefit.

         Black Box has purchased and maintains directors and officers' liability insurance for its directors and officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.           EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.                                                                              Reference
-----------                                                                              ---------

          5.01    Opinion of Buchanan Ingersoll Professional             Filed herewith.
                  Corporation

         23.01    Consent of Independent Public Accountant               Filed herewith.

         23.02    Consent of Buchanan Ingersoll Professional             Contained in opinion filed as Exhibit 5.01.
                  Corporation

         24.01    Power of Attorney                                      Included on signature page filed herewith.


ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(e) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                           Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                  (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this day of October, 1999.

                                   BLACK BOX CORPORATION


                                   By: /s/ Frederick C. Young
                                       -----------------------------------
                                                Frederick C. Young
                                        Chairman, Chief Executive Officer
                                                 and President



         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Frederick C. Young and Anna M. Baird, and each of them, such person's true and lawful attorney's-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 20, 1999.

                Signature                            Capacity
                ---------                            --------



         /s/ William F. Andrews                      Director
-----------------------------------------
           William F. Andrews




          /s/ Thomas G. Grieg                        Director
-----------------------------------------
           Thomas G. Grieg




         /s/ William R. Newlin                       Director
-----------------------------------------
           William R. Newlin




           /s/ Brian D. Young                        Director
-----------------------------------------
             Brian D. Young

  /s/ Frederick C. Young            Chairman of the Board, Chief Executive
---------------------------------      Officer and President
     Frederick C. Young



      /s/ Anna M. Baird             Vice President, Chief Financial Officer and
---------------------------------      principal accounting officer
       Anna M. Baird

                                  EXHIBIT INDEX



EXHIBIT NO.                       DESCRIPTION

    5.01    Opinion of Buchanan Ingersoll Professional Corporation

   23.01    Consent of Independent Public Accountant

   23.02 Consent of Buchanan Ingersoll Professional Corporation (contained in opinion filed as Exhibit 5.01)

   24.01    Power of Attorney (contained herein on signature page)